Exhibit 10-DD

Description of Company Practices regarding Club Memberships for Executives

Certain Vice Presidents and a limited number of other employees may be reimbursed (or have fees paid on their behalf) for expenses associated with certain club memberships when such memberships are considered to be beneficial to the Company's interests. The expenses reimbursed under this practice are restricted to initiation fees, membership fees, dues, assessments, and other expenses required to maintain memberships in good standing. Greens fees and other charges related to the use of the facilities are not to be reimbursed.